UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	74-2897368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9

Fort Myers, Florida 33913

(Address of Principal Executive Offices)

NEOGENOMICS, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Douglas M. VanOort

12701 Commonwealth Drive, Suite 9

Fort Myers, Florida 33913

239.768.0600

(Name, address, and telephone number of agent for service)

With copies to:

Clayton E. Parker, Esq. Damien A. Grierson, Esq. K&L Gates LLP 200 South Biscayne Boulevard, Suite 3900 Miami, Florida 33131 Telephone: 305.539.3300 Facsimile: 305.358.7095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(Check one):

Large accelerated filer ☐Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amounts To be	offering	aggregate offering	registration
to be registered	Registered(1)	Price per share(2)	price(2)	fee(2)
Common Stock, $0.001 par value	3,000,000	$6.32	$18,967,500	$1,910.03
Total	3,000,000	$6.32	$18,967,500	$1,910.03

(1)

The NeoGenomics, Inc. Amended and Restated Equity Incentive Plan (the “Incentive Plan”) authorizes the issuance of a maximum of 12,500,000 shares of Common Stock. This Registration Statement registers 3,000,000 shares of Common Stock authorized for issuance under the Incentive Plan, in addition to (a) the 2,500,000 shares registered under the Incentive Plan on a registration statement on Form S-8 (File No. 333-205906) filed with the United States Securities and Exchange Commission (the “SEC”) on July 28, 2015, (b) the 500,000 shares registered under the Incentive Plan on a registration statement on Form S-8 (File No. 333-189391) filed with the SEC on June 17, 2013, (c) the 2,656,110 shares registered under the Incentive Plan on a registration statement on Form S-8 (File No. 333-159749) filed with the SEC on June 4, 2009, (d) the 1,594,065 shares registered under the Incentive Plan on a registration statement on Form S-8 (File No. 333-139484) filed with the SEC on December 19, 2006 and (e) the 2,249,825 shares registered under the Incentive Plan on a registration statement on Form S-8 (File No. 333-125994) filed with the SEC on June 21, 2005. This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.  The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the high and low prices of shares of Common Stock as reported on the NASDAQ Capital Market on March 21, 2016.

PART I

Item 1.Plan Information.

Not required to be filed with this Registration Statement.

Item 2.Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

Item 3.Incorporation of Documents by Reference.

The following documents have been previously filed by NeoGenomics, Inc. (the “Company”) with the SEC and are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof:

(a)	The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016.
(b)	The Current Reports of the Company on Form 8-K filed with the SEC on February 3, 2016 and February 18, 2016.
(c)

The description of the Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of the Common Stock set forth in the Prospectus Supplement to the Company’s Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on  February 28, 2013; and

(d)

The contents of (i) the Company’s registration statement on Form S-8 (File No. 333-205906) filed with the SEC on July 28, 2015, (ii) the Company’s registration statement on Form S-8 (File No. 333-189391) filed with the SEC on June 17, 2013, (iii) the Company’s registration statement on Form S-8 (File No. 333-180095) filed with the SEC on March 14, 2012, (iv) the Company’s registration statement on Form S-8 (File No. 333-173494) filed with the SEC on April 14, 2011, (v) the Company’s registration statement on Form S-8 (File No. 333-159749) filed with the SEC on June 4, 2009; (vi) the Company’s registration statement on Form S-8 (File No. 333-139484) filed with the SEC on December 19, 2006; and (vii) the Company’s registration statement on Form S-8 (File No. 333-125994) filed with the SEC on June 21, 2005.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

Item 4.Description of Securities.

Not required to be filed with this Registration Statement.

Item 5.Interests of Named Experts and Counsel.

Not applicable.

Item 6.Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, as filed with the SEC on February 10, 1999 (File No. 333-72097))

4.2

Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 3, 2002 (incorporated by reference to Exhibit 3.1.2 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on May 20, 2003 (File No. 333-72097))

4.3

Amendment to Articles of Incorporation filed with the Nevada Secretary of State on April 11, 2003

(incorporated by reference to Exhibit 3.1.3 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on May 20, 2003 (File No. 333-72097))

4.4

Amendment to Articles of Incorporation filed with the Nevada Secretary of State on December 28, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on December 31, 2015)

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 6, 2015)

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Kingery & Crouse P.A.

23.3	Consent of Snell & Wilmer L.L.P. (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.1

NeoGenomics, Inc. Amended and Restated Equity Incentive Plan effective as of October 15, 2015, as approved by the Company’s stockholders on December 21, 2015 (incorporated by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).

Item 9. Undertakings.

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, Florida, on March 24, 2016.

NeoGenomics, Inc.

Date: March 24, 2016	By: /s/ Douglas M. VanOort
Douglas M. VanOort
Chief Executive Officer and Chairman of the Board

We, the undersigned directors and officers of the Company, do hereby constitute and appoint Douglas M. VanOort and Steven C. Jones, and each and any of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC in connection with this Registration Statement, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title	Date
/s/ Douglas M. VanOort	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 24, 2016
Douglas M. VanOort

/s/ Steven C. Jones	Executive Vice President, Finance and Director	March 24, 2016
Steven C. Jones

/s/ George A. Cardoza	Chief Financial Officer (Principal Financial Officer	March 24, 2016
George A. Cardoza

/s/ Edwin F. Weidig III	Director of Finance	March 24, 2016
Edwin F. Weidig III	(Principal Accounting Officer)

/s/ Bruce K. Crowther	Director	March 24, 2016
Bruce K. Crowther

/s/ Kevin C. Johnson	Director	March 24, 2016
Kevin C. Johnson

/s/ William J. Robison	Director	March 24, 2016
William J. Robison

/s/ Raymond R. Hipp	Director	March 24, 2016
Raymond R. Hipp

/s/ Lynn A. Tetrault	Director	March 24, 2016
Lynn A. Tetrault

/s/ Alison L. Hannah	Director	March 24, 2016
Alison L. Hannah

/s/ Kieran Murphy	Director	March 24, 2016
Kieran Murphy

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, as filed with the SEC on February 10, 1999 (File No. 333-72097))

4.2

Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 3, 2002 (incorporated by reference to Exhibit 3.1.2 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on May 20, 2003 (File No. 333-72097))

4.3

Amendment to Articles of Incorporation filed with the Nevada Secretary of State on April 11, 2003

(incorporated by reference to Exhibit 3.1.3 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on May 20, 2003 (File No. 333-72097))

4.4

Amendment to Articles of Incorporation filed with the Nevada Secretary of State on December 28, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on December 31, 2015)

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 6, 2015)

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Kingery & Crouse P.A.

23.3	Consent of Snell & Wilmer L.L.P. (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.1

NeoGenomics, Inc. Amended and Restated Equity Incentive Plan effective as of October 15, 2015, as approved by the Company’s stockholders on December 21, 2015 (incorporated by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).